SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2008

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

2141 Rosecrans Avenue, Suite 1160, El Segundo, CA 90245
(Address of principal executive offices)
(Zip code)

(310) 606-8000
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On December 30, 2008 Manhattan Bancorp (the “Company”) completed the second closing under that certain Stock Purchase Agreement dated May 14, 2008, as amended (the “Agreement”) with Carpenter Fund Manager GP, LLC, (the “Manager”).  The Manager serves as General Partner of the Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P., and Carpenter Community BancFund-CA, L.P. (collectively the “Funds”).  At the second closing, the Company sold an aggregate of 1,371,825 shares of its common stock to the Funds at a purchase price of $10.00 per share for a total purchase price of $13,718,250.  This makes a total of 1,500,000 shares of the Company’s common stock sold to the Funds pursuant to the Agreement.  A press release describing the transaction is included as Exhibit 99.1 annexed hereto.

There were no underwriting discounts or commissions paid with respect to the sale of the shares to the Funds.  The sale was made pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, as a privately negotiated transaction not involving a public offering.

Item 5.02.  Departure of Director or Principal Officers:  Election of Directors; Appointment of Principal Officers

Pursuant to the Agreement, the Company agreed, prior to the second closing, to increase the size of its Board to appoint as a director one person nominated by the Manager, and to continue to nominate one person designated by the Manager for election to the Board of Directors so long as the Funds continue to own at least ten percent of the outstanding common stock of the Company.  The Manager nominated John D. Flemming to serve on the Company’s Board of Directors.

Effective January 1, 2009, the Board of Directors of the Company has appointed John D. Flemming to its Board of Directors.  In addition, the Bank of Manhattan, N.A., the Company’s wholly owned banking subsidiary, has appointed Mr. Flemming to its Board of Directors pending receipt of all necessary regulatory approvals.

Mr. Flemming is the President of Seapower Carpenter Capital, Inc., dba Carpenter & Company.  Carpenter & Company served as the selling agent in the Company’s 2007 initial public offering of securities pursuant to which it earned commissions and fees of approximately $535,000.   Further, Mr. Flemming serves as Manager Member of the Manager.    As described above, the Funds purchased an aggregate of 1,500,000 shares of the common stock of the Company for an aggregate purchase price of $15,000,000.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2009		MANHATTAN BANCORP

	By:	/s/ Dean Fletcher
Dean Fletcher, Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title

99.1	Press Release dated December 31, 2008